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                                                                    EXHIBIT 23.4

                         CONSENT OF SMITH CAPITAL, INC.


The Board of Directors and Shareholders
Community Bank & Trust Company:


         We have delivered a fairness opinion to you (the "Opinion"), in connection with the merger of an interim North Carolina banking subsidiary of Carolina First BancShares, Inc. with and into Community Bank & Trust Company. We hereby consent to the inclusion of the Opinion and the references to such Opinion and to our firm in the Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of Carolina First BancShares, Inc.


                                                    /s/ Smith Capital, Inc.
                                                    ---------------------------
                                                    Smith Capital, Inc.




Charlotte, North Carolina
August 10, 1998